As filed with the Securities and Exchange Commission on March 25, 2026.

Registration No. 333-290585

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1 ON FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Medicus Pharma Ltd.
(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1778211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

Telephone: (610) 636-0184

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Raza Bokhari
Medicus Pharma Inc.

300 Conshohocken State Road, Suite 200

Conshohocken, PA 19428

Telephone (610) 540-7515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher J. Cummings
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY
10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 29, 2025, Medicus Pharma Ltd. (the "Company," "we," "us," and "our") filed a registration statement with the Securities and Exchange Commission (the "SEC"), on Form S-1 (File No. 333-290585), which was declared effective by the SEC on November 14, 2025 (the "Initial Registration Statement"). The Initial Registration Statement registered the sale from time to time of up to 7,500,000 common shares of the Company, no par value by the selling shareholder identified in the prospectus forming part of the Initial Registration Statement.

This post-effective amendment No. 1 to Form S-1 on Form S-3 ("Post-Effective Amendment No. 1") is being filed to (i) convert the Initial Registration Statement, as amended by Post-Effective Amendment No. 1, into a registration statement on Form S-3 and (ii) update the prospectus relating to the securities that were registered under the Initial Registration Statement, including by incorporating by reference the information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 25, 2026. No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid in connection with prior filings of the Initial Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 25, 2026

Prospectus

Up to 7,500,000 Common Shares

Medicus Pharma Ltd.

This prospectus relates to the resale from time to time of up to 7,500,000 common shares of Medicus Pharma Ltd. (the "Company"), no par value (the "common shares"), by YA II PN, Ltd. (the "Selling Shareholder" or "Yorkville"). The common shares being offered by this prospectus consist of common shares that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Shareholder, from time to time, pursuant to a standby equity purchase agreement we entered into with the Selling Shareholder on February 10, 2025 (the "SEPA"), pursuant to which the Selling Shareholder has committed to purchase from us, at our direction, up to $15.0 million of common shares (approximately $2.5 million of which remains available), subject to terms and conditions specified in the SEPA. As consideration for the Selling Shareholder's irrevocable commitment to purchase our common shares at our election and in our discretion from time to time after the date of the SEPA and prior to the third anniversary of the SEPA, upon the terms and subject to the satisfaction of the conditions set forth in the SEPA, we have issued to the Selling Shareholder 105,840 common shares pursuant to the terms of the SEPA (the "Commitment Shares"). As of March 17, 2026, we have issued 9,014,633 common shares to the Selling Shareholder at our direction, excluding the Commitment Shares, for gross proceeds to the Company of approximately $12.5 million.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder. However, we may receive up to $15,000,000 aggregate gross proceeds from sales of common shares we may elect to make to Yorkville pursuant to the SEPA prior to or after the date of this prospectus. See "Standby Equity Purchase Agreement" on page 13 of this prospectus for a description of the SEPA and "Selling Shareholder" on page 17 of this prospectus for additional information regarding the Selling Shareholder.

The Selling Shareholder may sell or otherwise dispose of the common shares described in this prospectus in a number of different ways and at varying prices. The Selling Shareholder is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act"), only with respect to advances under the SEPA and any profits on the sales of our common shares by the Selling Shareholder and any discounts, commissions, or concessions received by the Selling Shareholder are deemed to be underwriting discounts and commissions under the Securities Act. We will pay the expenses incurred in registering under the Securities Act the offer and sale of the common shares to which this prospectus relates by the Selling Shareholder, including our legal and accounting fees. The Selling Shareholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the common shares by the Selling Shareholder pursuant to this prospectus.

______________________________

Our common shares and public warrants, with an exercise price of $4.64 and expiration date of November 15, 2029 (the "Public Warrants") are listed on The Nasdaq Capital Market ("Nasdaq"), under the symbols "MDCX" and "MDCXW," respectively.

The closing prices of our common shares and Public Warrants on Nasdaq on March 24, 2026 were $0.49 and $0.57, respectively.

We are an "emerging growth company" and a "smaller reporting company" under applicable U.S. Securities and Exchange Commission ("SEC") rules and will be eligible for reduced public company disclosure requirements. See "Prospectus Summary-Implications of Being an Emerging Growth Company" and "Prospectus Summary-Implications of Being a Smaller Reporting Company."

______________________________

Investing in our securities involves risks. See "Risk Factors" beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the Selling Shareholder named herein may, from time to time, offer and sell or otherwise dispose of the common shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

You should read both this prospectus as well as the information contained in the documents incorporated by reference herein and the additional information described in this prospectus under the headings "Where You Can Find More Information" and "Information Incorporated by Reference" before investing in our common shares. These documents contain important information that you should consider when making your investment decision. This prospectus describes the terms of this offering of common shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus or any document incorporated by reference herein filed prior to the date of this prospectus, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated herein by reference in this prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

Our securities are being offered only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to "we," "us," "our," the "Company" and "Medicus" refer to the consolidated operations of Medicus Pharma Ltd. and its subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or the date of any sale of our common shares.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus, including the information incorporated by reference herein, contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and documents incorporated by reference in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in "Risk Factors" and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "on track", "aim", "might", "will", "will likely result", "could," "designed," "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target", "potential" or the negative and/or inverse of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included or incorporated by reference in this prospectus. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in this prospectus and in the documents incorporated by reference herein.

The forward-looking statements included or incorporated by reference in this prospectus include, but are not limited to, statements about:

  our financial results, including our ability to continue as a going concern, generate earnings and achieve and sustain profitability, which may vary significantly from forecasts and from period to period;

  the progress, timing and completion of our research, development and preclinical studies and clinical trials for our products and product candidates, and any progress or developments regarding the regulatory approvals sought and process related thereto;

  our ability to successfully integrate Antev (as defined herein) into our business and operations, successfully develop Teverelix (as defined herein) and realize the benefits currently anticipated from the transaction;

  our ability to market, commercialize, achieve market acceptance for and sell our products and product candidates and the potential market opportunities related thereto;

  our ability to develop, manage and maintain our direct sales and marketing organizations;

  our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;

  market risks regarding consolidation in the healthcare, pharmaceutical and biotech/life sciences industry;

  the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines;

  our ability to adequately protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

  the market price of our securities may be volatile and fluctuate substantially, which could cause the value of your investment to decline;

  the fact that product quality issues or product defects may harm our business;

  any product liability claims; and

  the regulatory, legal and certain operating risks that our operations subject us to.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and in the documents incorporated by reference herein, particularly the factors described in the "Risk Factors" section of this prospectus and the factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 (the "Annual Report"), incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including those listed in the section of this prospectus entitled "Risk Factors", in the section entitled "Risk Factors" in our Annual Report and in our other filings which are incorporated by reference herein.

Any forward-looking statement made by us is based on information available to us at the time of such statement and speaks only as of the date on which it was made. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus carefully, especially the risks of investing in our common shares discussed under "Risk Factors" beginning on page 8 of this prospectus and under similar sections of the other periodic reports incorporated herein by reference. See "Where You Can Find More Information" and "Information Incorporated by Reference."

The Company

We are a biotech/life sciences company focused on advancing the clinical development programs of novel and potentially disruptive therapeutics assets. Currently, we are  developing two products, SkinJectTM ("SkinJectTM"), with an indication for basal cell carcinoma, and Teverelix trifluoroacetate ("Teverelix", and together with SkinJectTM, the "Products").

Through our wholly owned subsidiary, SkinJect Inc. ("SkinJect"), we are focused on the development of our in-licensed drug device combination product using novel dissolvable microneedle arrays for the treatment of non-melanoma skin cancers, especially Basal Cell Carcinoma ("BCC"), and Gorlin Syndrome, a rare autosomal dominant disease also called nevoid BCC syndrome.

Prior to the Company's acquisition of SkinJect, our business was undertaken by SkinJect as a stand-alone entity. References to our business as conducted at a date prior to the completion of the Business Combination (as defined below) relate to the business undertakings of SkinJect. For information on the Business Combination, see "Corporate History and Information."

On August 29, 2025, we completed the acquisition of 98.6% of the issued and outstanding shares of Antev Limited ("Antev"), a clinical stage biotech company, developing Teverelix, a next generation a next generation gonadotrophin-releasing hormone ("GnRH") antagonist, potentially as a first in market product for advanced prostate cancer patients with high cardiovascular risk and patients with acute urinary retention relapse ("AUR") episodes due to enlarged prostate.

Antev's flagship drug candidate is Teverelix, a long-acting GnRH antagonist. Unlike GnRH agonists, which can cause an initial surge in testosterone levels, Teverelix directly suppresses sex hormone production without this surge, potentially reducing cardiovascular risks. This mechanism is particularly beneficial for patients with existing cardiovascular conditions. Teverelix is formulated as a microcrystalline suspension, allowing for sustained release and a six-week dosing interval, which may improve patient compliance and outcomes.

We are subject to significant risks and uncertainties, including those related to our limited operating history, our lack of historical earnings, and the fact that the Products are novel technologies for which regulatory approval might not be achieved. For more information, see "Risk Factors."

Our Strategy

Our principal strategy is to advance the clinical development programs of the Products. We also seek to opportunistically identify, evaluate and acquire accretive assets, properties or businesses.

Our Strengths

Our key competitive strengths include:

  A senior management team, led by Dr. Raza Bokhari, that has deep experience in medicine and pharmaceutical science as well as a proven track record in business development and entrepreneurship.

  Successful completion of a Phase 1 study of SkinJectTM and Phase 2 study topline results.

  Potential to treat a range of other common non-melanoma skin cancers as well as pre-cancerous lesions.

  Potential to expand our Skinject Phase 2 IND to treat Gorlin Syndrome patients, an autosomal rare dominant disease.

  Potential for Teverelix to be a first in market product for cardiovascular high-risk prostate cancer patients and patients with first AUR episodes due to enlarged prostate.

Corporate Structure

An organizational chart showing our basic corporate structure is set forth below (SkinJect and Medicus Pharma Inc. are 100% owned and Antev is 98.6% owned by Medicus Pharma Ltd.):

Corporate History and Information

Our company (formerly, Interactive Capital Partners Corporation) was incorporated pursuant to the Business Corporations Act (Ontario) on April 30, 2008 under the name Interactive Capital Partners Corporation.

On September 29, 2023, the Company completed a business combination (the "Business Combination") with SkinJect, a company existing under the laws of Pennsylvania. The Business Combination was completed pursuant to a business combination agreement dated May 12, 2023, as amended, among the Company, SkinJect and RBx Capital, LP, an investment entity owned and managed by Dr. Raza Bokhari, and resulted in a reverse takeover of the Company by the former shareholders of SkinJect, with SkinJect becoming a wholly owned operating subsidiary of the Company, and the Company being renamed "Medicus Pharma Ltd."

On October 11, 2023, the Company's common shares commenced trading on the TSX Venture Exchange (the "TSXV"). On November 15, 2024, we completed our initial public offering in the United States and our common shares and our outstanding public warrants to purchase common shares, issued as a component of the units sold by the Company in its U.S. initial public offering with an exercise price of $4.64 and expiration date of November 15, 2029 (the "Public Warrants"), began trading on Nasdaq under the symbols "MDCX" and "MDCXW", respectively. Effective on February 21, 2025, the Company's common shares were voluntarily delisted from the TSXV. The common shares continue to be listed on Nasdaq.

On August 29, 2025, the Company completed the acquisition of 98.6% of the issued and outstanding shares of Antev, a company incorporated under the laws of England and Wales.

Our registered and head office is located at One First Canadian Place, 100 King Street West, Suite 3400, Toronto, Ontario M5X 1A4, Canada. Our principal executive office is located at 300 Conshohocken State Rd., Suite 200, W. Conshohocken, PA 19428. We also lease office space in Weybridge, U.K. to operate the business of our subsidiary Antev.

Our website address is www.medicuspharma.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an "emerging growth company" as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company we expect to take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley Act");

  reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

  an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenues exceed $1.235 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

Additionally, we are a "smaller reporting company," meaning that the market value of our common shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this transaction is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation. We may continue to be a smaller reporting company as long as either (i) the market value of our common shares held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common shares held by non-affiliates is less than $700 million.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities, including "Risk Factors" and our consolidated financial statements.

Issuer	Medicus Pharma Ltd.

Securities offered by the Selling Shareholder	7,500,000 common shares, consisting of (i) 105,840 Commitment Shares and (ii) up to 7,394,160 common shares we may elect, in our discretion, to issue and sell to the Selling Shareholder under the SEPA from time to time.

Terms of the offering	The Selling Shareholder will determine when and how it will dispose of any common shares registered under this prospectus for resale.

Common shares to be outstanding	41,345,796 common shares, assuming the sale by us to the Selling Shareholder of a total of 7,394,160 common shares pursuant to the SEPA. The actual number of common shares issued will vary depending upon the actual sale prices under the SEPA.

Use of Proceeds	We will not receive any proceeds from the sale of the common shares offered by this prospectus by the Selling Shareholder.

Voting rights	Each outstanding common share will be entitled to one vote on all matters submitted to a vote of shareholders.

Listing	Our common shares are listed on the Nasdaq under the symbol "MDCX".

Dividend policy	We do not anticipate that we will declare or pay dividends in the foreseeable future on our common shares. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

Risk factors	See "Risk Factors" and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Except as otherwise noted, all information contained in this prospectus assumes no exercise of our outstanding options (as described herein) or warrants, and no additional sales of common shares under the SEPA pursuant to the Prior Registration Statement. The number of common shares that will be outstanding after this offering is based on 39,362,109 common shares outstanding as of March 17, 2026, which includes 5,410,473 common shares sold pursuant to the Initial Registration Statement.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including any risk factors contained in our Annual Report, Quarterly Reports on Form 10-Q and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and to our Common Shares

We may experience fluctuations in market value.

The market price of publicly-traded securities is affected by many variables not directly related to our corporate performance, including the markets in which we are traded, the strength of the economy generally, the global economic situation and outlook, the availability and attractiveness of alternative investments, and the breadth of the public market for the securities. The effect of these and other factors on the market price of our securities in the future cannot be predicted.

Our securities could be subject to large price and volume volatility.

Market prices for the securities of biotechnology companies have historically been highly volatile. Our securities have and may continue to experience extreme price and volume volatility that may result in losses to shareholders. Accordingly, the trading price of our securities could be subject to wide fluctuations in response to a variety of factors including announcement of material events such as changes relating to new or improved technology, drug safety concerns and other general and industry-specific economic conditions.

Additionally, the securities markets in the United States have recently experienced a high level of price and volume volatility. It is expected that such fluctuations in volume and price will continue to occur which may make it difficult for a shareholder to sell our securities at a price equal to or above the price at which they were purchased.

Due to the relatively small size of our public float, our securities may experience extreme price volatility unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our securities.

In addition to the risks described elsewhere in this prospectus, we may be subject to extreme volatility that is unrelated to the underlying performance of our business. We have a relatively small public float due to the ownership percentage of our executive officers, directors and significant shareholders. As a relatively small-capitalization company with a relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our securities may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. For example, since our initial public offering in November 2024 through March 17, 2026, our common shares have traded at a range with a high price of $8.94 on May 20, 2025 and a low price of $0.37 on March 6, 2026. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our securities.

In addition, if the trading volumes of our securities are low, persons buying or selling in relatively small quantities may easily influence prices of our securities. This low volume of trades could also cause the price of our securities to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our securities may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our securities. As a result of this volatility, investors may experience losses on their investment in our securities. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our securities will be sustained. If an active market in our securities is not sustained, holders of our securities may be unable to readily sell the securities they hold or may not be able to sell their securities at all.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Pursuant to this prospectus, the Selling Shareholder may sell up to 7,500,000 common shares from time to time. In addition, our at-the-market offering ("ATM") provides that we may sell up to $15.3 million of our common shares and we also have registration statement filed for the resale of approximately 4.0 common shares underlying certain of our private warrants. Further, subject to compliance with applicable securities laws, our officers, directors and significant shareholders may sell some or all of their common shares in the future. Sales of a substantial number of our common shares in the public markets, or the perception that such sales may occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

We will need to raise additional financing in the future and our shareholders may experience substantial dilution in the value of their investment if we issue additional common shares.

To raise additional capital, we may in the future sell additional common shares or other securities convertible into or exchangeable for our common shares at prices that are lower than the prices paid by existing shareholders, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, which could result in substantial dilution to the interests of existing shareholders. In addition, to the extent that outstanding warrants or options are exercised, new options or other equity awards are issued under our equity incentive plan, or we issue additional shares in the future, including pursuant to our SEPA and our ATM, shareholders may experience further dilution.

We have in the past, and may in the future, issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common shares as to distributions and in liquidation, which could negatively affect the value of our common shares.

We have in the past, and may in the future as well,  attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred shares, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common shares. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common shares are delisted, market liquidity for our common shares could be severely affected and our shareholders' ability to sell their our common shares could be limited. A delisting of our common shares from Nasdaq would negatively affect the value of our common shares. A delisting of our common shares could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our Company.

We have no history of paying, and do not intend to pay, dividends on our common shares, so any returns will be substantially limited to the value of our common shares.

To date, we have not paid any dividends on our outstanding common shares. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common shares in the foreseeable future. Any decision to pay dividends on our shares will be made at the discretion of our board of directors and will depend on our earnings, financial requirements and other conditions existing at such time. In addition, our ability to pay dividends is, and may in the future be, limited by our indebtedness and by covenants of any current or future indebtedness we incur. As a result, you may not receive any return on an investment in our common shares unless you sell our common shares for a price greater than that which you paid for it.

We may issue, without shareholder approval, preferred shares that have rights and preferences potentially superior to those of our common shares.

Our articles permit the issuance of an unlimited number of preferred shares (the "Medicus Preferred Shares") in one or more series. Medicus Preferred Shares are entitled to priority over our common shares with respect to the distribution of our assets in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary. Subject to any applicable regulatory approvals, our board of directors may set the rights and preferences of any series of Medicus Preferred Shares in its sole discretion without shareholder approval. The rights and preferences of those Medicus Preferred Shares may be superior to those of our common shares. Accordingly, the issuance of Medicus Preferred Shares may adversely affect the rights of holders of our common shares.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common shares, the price of our securities could decline.

The trading market for our securities could be influenced by research and reports that industry and/or securities analysts may publish about us, our business, the market or our competitors. We do not have any control over these analysts and cannot assure that such analysts will cover us or provide favorable coverage. If any of the analysts who may cover our business change their recommendation regarding our common shares adversely, or provide more favorable relative recommendations about our competitors, the share price would likely decline. If any analysts who may cover our business were to cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the share price or trading volume to decline.

USE OF PROCEEDS

This  prospectus relates to our common shares that may be offered and sold from time to time by the Selling Shareholder. All of the common shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales.

DESCRIPTION OF COMMON SHARES

Pursuant to this prospectus, the Selling Shareholder is offering up to 7,500,000 common shares. For information relating to the material terms of the Company's common shares, please see "Description of Share Capital" contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026, and any amendment or report filed for the purpose of updating such description.

STANDBY EQUITY PURCHASE AGREEMENT

On February 10, 2025, we entered into the SEPA with the Selling Shareholder. Pursuant to the SEPA, we have the right to sell to the Selling Shareholder up to $15.0 million of our common shares (approximately $2.5 million of which remains available), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of common shares pursuant to the SEPA, and the timing of any sales, are at our option, and we are under no obligation to sell any securities to the Selling Shareholder under the SEPA. In accordance with our obligations under the SEPA, we have filed with the SEC the registration statement of which this prospectus forms a part to register under the Securities Act the resale by the Selling Shareholder of up to 7,500,000 of our common shares, consisting of 105,840 Commitment Shares that we issued to the Selling Shareholder as payment of a commitment fee for its commitment to purchase common shares at our election under the SEPA, and approximately 7,394,160 common shares that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time under the SEPA. We have previously filed with the SEC a registration statement on Form S-1 (File No. 333-287582), which was declared effective by the SEC on May 29, 2025 (the "Prior Registration Statement"), and the Initial Registration Statement to permit the Selling Shareholder to sell common shares issued to it pursuant to the SEPA from time to time. As of March 17, 2026, we have issued 9,014,633  common shares to the Selling Shareholder, excluding the Commitment Shares, for gross proceeds to the Company of approximately $12.5 million.

From the date on which all of the conditions to the Selling Shareholder's purchase obligation set forth in the SEPA were satisfied, we have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 36-month period after the date of the SEPA, to direct the Selling Shareholder to purchase a specified amount of common shares, not to exceed the greater of: (1) an amount equal to the average of the daily volume traded of the common shares on the five consecutive trading days immediately preceding an Advance Notice (as defined below) and (2) such number of common shares equal to $500,000 as of the date of each Advance Notice, as described further below under the heading "-Advances of Common Shares Under the SEPA."

We will control the timing and amount of any sales of common shares to the Selling Shareholder. Actual sales of common shares to the Selling Shareholder under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common shares, and determinations by us as to the appropriate sources of funding for the Company and its operations.

At the Company's 2025 Annual and Special Meeting of Shareholders held on July 22, 2025, the Company's shareholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance, sale and delivery by the Company pursuant to the SEPA of common shares representing 20% or more of the issued and outstanding common shares prior to such issuance at prices below the minimum price specified by Nasdaq Listing Rule 5635(d). As a result, the "Exchange Cap" limit of 19.99% of the aggregate number of common shares issued and outstanding immediately prior to the execution of the SEPA is no longer applicable. However, we may not issue or sell any common shares to the Selling Shareholder under the SEPA which, when aggregated with all other common shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Shareholder beneficially owning common shares in excess of the 4.99% (the "Ownership Limitation").

Neither we nor the Selling Shareholder may assign or transfer any of our respective rights and obligations under the SEPA without the prior written consent of the other party, and no provision of the SEPA may be modified or waived by the parties other than by an instrument in writing signed by both parties.

The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell common shares to the Selling Shareholder.

As consideration for the Selling Shareholder's commitment to purchase our common shares at our direction upon the terms and subject to the conditions set forth in the SEPA, upon execution of the SEPA, we issued 105,840 Commitment Shares to the Selling Shareholder as set forth in the SEPA.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Advances of Common Shares Under the SEPA

We will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 36-month period after the date of the SEPA, to direct the Selling Shareholder to purchase up to a specified maximum amount of common shares as set forth in the SEPA by delivering written notice to the Selling Shareholder (each, an "Advance Notice") on any trading day (each, an "Advance Notice Date").

Conditions to Each Advance

The Selling Shareholder's obligation to accept Advance Notices that are timely delivered by us under the SEPA and to purchase our common shares in Advances under the SEPA are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the SEPA, all of which are entirely outside of the Selling Shareholder's control, which conditions include the following: (i) the accuracy in all material respects of our representations and warranties included in the SEPA; (ii) there being an effective registration statement pursuant to which the Selling Shareholder is permitted to utilize the prospectus thereunder to resell all of the Advance Shares pursuant to such Advance Notice; (iii) the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject; (iv) no Material Outside Event (as such term is defined in the SEPA) shall have occurred and be continuing; (v) the approval of our board of directors with respect to the transactions contemplated by the SEPA; (vi) us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the SEPA to be performed, satisfied, or complied with by us; (vii) no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the SEPA; (viii) trading in the common shares have not been suspended by the SEC, the Nasdaq Capital Market or FINRA (ix) no notice having been provided to us that the listing or quotation of the common shares shall be terminated; (x) no continued suspensions or restrictions by DTC of, nor continued notices that DTC is contemplating or imposing suspensions or restrictions on, accepting deposits of the common shares, electronic trading or book-entry services by DTC with respect to the common shares; (xi) the common shares issuable pursuant to the applicable Advance Notice being eligible for deposit at the brokerage account provided by the Selling Shareholder for the delivery of such common shares; (xii) the common shares being duly authorized by all necessary corporate action of the company; and (xiii) all Advance Shares relating to all prior Advances having been delivered by us.

Termination of the SEPA

Unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earlier to occur of (i) the 36-month anniversary of the date of the SEPA and (ii) the date on which the Selling Shareholder shall have purchased common shares under the SEPA for an aggregate gross purchase price equal to $15,000,000.

We also have the right to terminate the SEPA at any time, at no cost or penalty, upon five trading days' prior written notice to the Selling Shareholder; provided that (i) there are no outstanding Advance Notices under which we are yet to issue common shares and (ii) we have paid all amounts owed to the Selling Shareholder pursuant to the SEPA. We and the Selling Shareholder may also terminate the SEPA at any time by mutual written consent.

No Short-Selling by the Selling Shareholder

The Selling Shareholder has agreed that neither it nor any of its officers, or any entity managed and controlled by the Investor will engage in any short sales during the term of the SEPA and will not enter into any transaction that establishes a net short position with respect to the common shares. The SEPA stipulates that the Selling Shareholder may sell "long" and may sell our common shares to be issued pursuant to an Advance Notice, following receipt of such Advance Notice, but prior to receiving such shares.

Effect of Sales of Our Common Shares under the SEPA on Our Shareholders

All common shares that may be issued or sold by us to the Selling Shareholder under the SEPA that are being registered under the Securities Act for resale by the Selling Shareholder in this offering are expected to be freely tradable. The common shares being registered for resale in this offering may be issued and sold by us to the Selling Shareholder from time to time at our discretion over the term of the SEPA. The resale by the Selling Shareholder of a significant amount of common shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common shares to decline and to be highly volatile. Sales of our common shares, if any, to the Selling Shareholder under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some, or none of the common shares that may be available for us to sell to the Selling Shareholder pursuant to the SEPA.

If and when we do elect to sell our common shares to the Selling Shareholder pursuant to the SEPA, the Selling Shareholder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the SEPA. As a result, investors who purchase shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Shareholder under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Shareholder for the common shares that we may elect to sell to the Selling Shareholder under the SEPA, if any, will fluctuate based on the market prices of our common shares during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of common shares that we will sell to the Selling Shareholder under the SEPA, the actual purchase price per share to be paid by the Selling Shareholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of February 10, 2025, there were 11,816,721 our common shares outstanding. If all of the 7,500,000 common shares offered for resale by the Selling Shareholder under the registration statement that includes this prospectus and the 3,710,000 common shares offered pursuant to the Prior Registration Statement were issued and outstanding as of such date (without taking into account the 4.99% Ownership Limitation), such shares would represent approximately 95% of the total number of our common shares outstanding as of February 10, 2025.

Although the SEPA provides that we may, in our discretion, from time to time after the date of the SEPA and during the term of the SEPA, direct the Selling Shareholder to purchase common shares from us in one or more Advances under the SEPA, for a maximum aggregate purchase price of up to $15,000,000, only 7,500,000 common shares (105,840 of which represent the Commitment Shares we issued to the Selling Shareholder pursuant to the SEPA as payment for the Selling Shareholder's commitment to purchase common shares under the SEPA) are being registered for resale under the registration statement that includes this prospectus, which may not be sufficient to enable us to receive aggregate gross proceeds from the sale of such shares to the Selling Shareholder equal to the Selling Shareholder's $15,000,000 total aggregate purchase commitment under the SEPA. Such proceeds will ultimately depend on the market conditions and the actual sale price of the common shares to the Selling Shareholder at the time of issuance. Since the market price of our common shares may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Shareholder under the SEPA for common shares, if any, may also fluctuate, in order for us to receive the full amount of the Selling Shareholder's commitment under the SEPA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.

If it becomes necessary for us to issue and sell to the Selling Shareholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds of $15,000,000 under the SEPA, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholder of any such additional common shares, which the SEC must declare effective, in each case, before we may elect to sell any additional common shares to the Selling Shareholder under the SEPA. The number of common shares ultimately offered for resale by the Selling Shareholder depends upon the number of common shares, if any, we ultimately sell to the Selling Shareholder under the SEPA.

The issuance, if any, of common shares to the Selling Shareholder pursuant to the SEPA would not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders would be diluted. Although the number of common shares that our existing shareholders own would not decrease as a result of sales, if any, under the SEPA, the common shares owned by our existing shareholders would represent a smaller percentage of our total outstanding common shares after any such issuance.

At a price per common share of approximately $0.50, the closing price of the common shares on Nasdaq on March 17, 2026, the Company would be required to issue approximately 5 million additional common shares in order to complete the $15,000,000 purchase commitment under the SEPA, or approximately 14 million common shares in total under the SEPA, which would represent a total issuance of approximately 120% of the common shares that were outstanding on the date the SEPA was entered into. As the price of the common shares may fluctuate, there is no assurance that total issuances under the SEPA to complete the $15,000,000 purchase commitment may significantly exceed the number estimated above. See "Risk Factors-Risks Related to this Offering and to our Common Shares-Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares."

SELLING SHAREHOLDER

This prospectus relates to the offer and sale by the Selling Shareholder of up to 7,500,000 common shares that have been and may be issued by us to the Selling Shareholder under the SEPA. We are registering the common shares being offered by this prospectus pursuant to the provisions of the SEPA we entered into with the Selling Shareholder on February 10, 2025 in order to permit the Selling Shareholder to offer such shares for resale from time to time. Except for the transactions contemplated by the SEPA, and as set forth in the section entitled "Plan of Distribution" in this prospectus, the Selling Shareholder has not had any material relationship with us within the past three years. As used in this prospectus, the term "Selling Shareholder" means YA II PN, Ltd., a Cayman Islands exempt limited company, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Shareholder's interest in the common shares other than through a public sale.

The table below presents information regarding the Selling Shareholder and the common shares that may be resold by the Selling Shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder and reflects holdings as of March 17, 2025. The number of common shares in the column entitled "Maximum Number of Common Shares Being Offered" represents all of the common shares being offered for resale by the Selling Shareholder under this prospectus. The Selling Shareholder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes common shares with respect to which the Selling Shareholder has sole or shared voting and investment power. The percentage of common shares beneficially owned by the Selling Shareholder prior to the offering shown in the table below is based on an aggregate of 39,362,109 common shares outstanding on March 17, 2025. Because the purchase price to be paid by the Selling Shareholder for common shares, if any, that we may elect to sell to the Selling Shareholder in one or more Advances from time to time under the SEPA will be determined on the applicable dates for such Advances, the actual number of common shares that we may sell to the Selling Shareholder under the SEPA may be fewer than the number of shares being offered for resale under this prospectus. The fourth column in the table below assumes the resale by the Selling Shareholder of all of the common shares being offered for resale pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC.

Name of Selling Securityholder	Number of Common Shares Beneficially Owned		Maximum Number of Common Shares Being Offered	Common Shares Beneficially Owned After the Offered Common Shares Are Sold
	Number(1)	Percent		Number(2)	Percent
YA II PN, Ltd.(3)	100,000	*	7,500,000	-	*

_______________________________________

* Less than one percent.

(1) Represents common shares beneficially owned by the Selling Shareholder as of the date of this prospectus. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Shareholder may be required to purchase under the SEPA, because the issuance of such shares is at our discretion and is subject to conditions contained in the SEPA, the satisfaction of which are entirely outside of the Selling Shareholder's control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Advances of common shares under the SEPA are subject to certain agreed upon maximum amount limitations set forth in the SEPA. Also, the SEPA prohibits us from issuing and selling any common shares to the Selling Shareholder to the extent such shares, when aggregated with all other common shares then beneficially owned by the Selling Shareholder, would cause the Selling Shareholder's beneficial ownership of our common shares to exceed 4.99%.

(2) Assumes the sale of all common shares being offered pursuant to this prospectus.

(3) All investment decisions for the Selling Shareholder are made by Mr. Mark Angelo. The business address of the Selling Shareholder is 1012 Springfield Avenue, Mountainside, New Jersey 07092.

PLAN OF DISTRIBUTION

The common shares offered by this prospectus are being offered by the Selling Shareholder. The shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Shareholder. We may receive up to $15,000,000 aggregate gross proceeds under the SEPA from any sales we make to the Selling Shareholder pursuant to the SEPA. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell common shares to the Selling Shareholder after the date of this prospectus.

The sale of the common shares offered by this prospectus could be effected in one or more of the following methods:

• ordinary brokers' transactions;

• transactions involving cross or block trades;

• through brokers, dealers, or underwriters who may act solely as agents;

• "at the market" into an existing market for our common shares;

• in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

• in privately negotiated transactions; or

• any combination of the foregoing or any manner permitted under applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

In addition, in certain states, the common shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state's registration or qualification requirement is available and complied with.

The Selling Shareholder is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common shares that it may acquire from us pursuant to the SEPA. Such sales will be made at prices then prevailing or at prices related to the then-current market price. Such registered broker-dealer may, in some circumstances (for instance, if such registered broker-dealer's involvement is not limited to receiving commission not in excess of the usual and customary distributors' or sellers' commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholder has informed us that each such broker-dealer may receive commissions from the Selling Shareholder for executing such sales for the Selling Shareholder and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of our common shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of common shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of the common shares sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholder or any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of common shares offered by this prospectus by the Selling Shareholder, including with respect to any compensation paid or payable by the Selling Shareholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Shareholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the common shares covered by this prospectus by the Selling Shareholder.

As consideration for its irrevocable commitment to purchase our common shares under the SEPA, we have issued to the Selling Shareholder 105,840 of our common shares as Commitment Shares upon execution of the SEPA. In addition, we have paid the Selling Shareholder a structuring fee of $25,000.

We also have agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities in connection with the offering of our common shares offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute certain amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Selling Shareholder has represented to us that at no time during the period commencing as of the time that the Selling Shareholder first contacted the Company regarding the specific investment in the Company contemplated by the SEPA and ending immediately prior to the execution of the SEPA has the Selling Shareholder engaged, directly or indirectly, any transactions with respect to our common shares, including any short sale or any transaction that establishes a net short position. The Selling Shareholder has agreed that, during the term of the SEPA, none of the Selling Shareholder, its officers or any entity managed or controlled by the Selling Shareholder will enter into or effect, directly or indirectly, any short sale or any transaction that establishes a net short position with respect to our common shares for its own account or for the account of any other such person or entity; provided, the foregoing shall not prohibit the Selling Shareholder from selling "long" any of our common shares or selling a number of our common shares equal to a number of our common shares to be issued pursuant to an Advance Notice, following receipt of such Advance Notice, but prior to receiving such shares.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all common shares offered by this prospectus have been sold by the Selling Shareholder.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby and certain other legal matters as to Canadian law will be passed upon for us by Bennett Jones LLP, Toronto, Canada. Certain legal matters governed by U.S. law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriters, voting trustee, director, officer or employee.

The consolidated financial statements of Medicus Pharma Ltd. and subsidiaries (the Company) as of December 31, 2025, and for the year ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred significant operating losses and cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated balance sheets of Medicus Pharma Ltd. and Subsidiaries as of December 31, 2024, and the related  consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at http://www.medicuspharma.com all materials that we file electronically with the SEC.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INFORMATION INCORPORATED BY REFERENCE

In this prospectus, we "incorporate by reference" certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents (or portions thereof) have been filed by us with the SEC and are incorporated by reference into this prospectus:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 25, 2026, and the Amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on April 30, 2025;

  our Current Reports on Form 8-K, as filed with the SEC on June 23, 2025, September 2, 2025, December 1, 2025 and March 6, 2026; and

  the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026, and any amendment or report filed for the purpose of updating such description.

Additionally, all documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.medicuspharma.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Medicus Pharma Ltd.
Attention: Corporate Secretary
300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

madesso@medicuspharma.com

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Up to 7,500,000 Common Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs which have been or expected to be incurred by the Company in connection with the distribution of its securities being registered in this registration statement.

SEC registration fee	$2,850
Transfer agent's fees and expenses	$15,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$30,000
Miscellaneous fees and expenses	$27,150
Total	$150,000

Item 15. Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), or the OBCA, the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under the OBCA, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the OBCA, the by-laws of the registrant provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant's request.

The directors and officers of the registrant are covered by directors' and officers' insurance policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
2.1#	Amended and Restated Business Combination Agreement, dated May 12, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.2	Amendment No. 1 to Amended and Restated Business Combination Agreement, dated May 18, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.3	Amendment No. 2 to Amended and Restated Business Combination Agreement, dated August 29, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.3 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.4*#	Share Exchange Agreement, dated June 29, 2025, by and between Medicus Pharma Ltd., Antev Limited and each of the securityholders of Antev Limited party thereto (incorporated by reference from Exhibit 2.1 to Amendment No. 1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 3, 2025)
2.5*#	Deed of Variation, dated August 1, 2025, relating to that certain Securities Exchange Agreement, dated June 29, 2025, by and between Antev Limited, the Antev Vendors' Representatives and Medicus Pharma Ltd. (incorporated by reference from Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 2, 2025)
2.6*#	Further Deed of Variation, dated August 15, 2025, relating to that certain Securities Exchange Agreement, dated June 29, 2025, by and between Antev Limited, the Antev Vendors' Representatives and Medicus Pharma Ltd. (incorporated by reference from Exhibit 2.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 2, 2025)
3.1	Articles of Incorporation of Medicus Pharma Ltd. (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
3.2	Articles of Amendment of Medicus Pharma Ltd., effective as of September 29, 2023 (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
3.3	Articles of Amendment of Medicus Pharma Ltd., effective as of October 28, 2024 (incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form F-1, filed with the SEC on October 29, 2024)

Exhibit No.	Description
3.4	Articles of Amendment of Medicus Pharma Ltd., effective as of August 8, 2025 (incorporated by reference from Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025)
3.5	Bylaws of Medicus Pharma Ltd. (incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025)
4.1	Description of Securities of Medicus Pharma Ltd. (incorporated by reference from Exhibit 4.1 to the Registrants' Annual Report on form 10-K, filed with the SEC on March 25, 2026)
4.2	Warrant Agency Agreement, dated November 15, 2024 by and between Medicus Pharma Ltd. and Odyssey Transfer and Trust Company, as warrant agent (incorporated by reference from Exhibit 99.3 to the Registrant's Form 6-K, furnished to the SEC on November 18, 2024)
4.3	Public Warrant (incorporated by reference from Exhibit 99.4 to the Registrant's Form 6-K, furnished to the SEC on November 18, 2024)
4.4	Regulation A Warrant (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on March 11, 2025)
4.5	Warrant Agency Agreement, dated March 10, 2025, by and between the Registrant and Odyssey Transfer and Trust Company, as Warrant Agent (incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the SEC on March 11, 2025)
4.6	Form of Subscription Agreement (incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-1, filed with the SEC on May 27, 2025)
4.7*	June 2030 Warrant (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on June 2, 2025)
4.8*#	Warrant Agency Agreement, dated June 2, 2025, by and between Medicus Pharma Ltd. and Odyssey Transfer and Trust Company, as warrant agent (incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the SEC on June 2, 2025)
4.9	Form of Private Warrant (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 14, 2025)
4.10	Debenture (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 18, 2025)
4.11	Form of Series C Private Warrant (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 8, 2025)
4.12	Form of Series D Private Warrant (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 8, 2025)

Exhibit No.	Description
5.1	Opinion of Bennett Jones LLP (incorporated by reference from Exhibit 5.1 to the Registrant's Registration Statement on form S-1 (File No. 333-290585), filed with the SEC on September 29, 2025) (the "Initial Registration Statement").
10.1†	Exclusive License Agreement, dated April 29, 2016, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and SkinJect, Inc. (incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.2	First Amendment to Exclusive License Agreement, dated February 26, 2020, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and SkinJect, Inc. (incorporated by reference from Exhibit 10.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.3	Second Amendment to Exclusive License Agreement, dated April 23, 2024, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and Medicus Pharma Ltd. (incorporated by reference from Exhibit 6.3 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.4†	Clinical Trial Agreement, dated December 3, 2021, by and between SkinJect, Inc., The Trustees of Columbia University in the City of New York, the New York and Presbyterian Hospital and Faramarz Samie, M.D. (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.5+	Medicus Pharma Ltd. Equity Incentive Plan (as amended) (incorporated by reference from Exhibit 4.6 to the Registrant's Registration Statement on Form S-8, filed with the SEC on November 14, 2024)
10.6+	Amended and Restated Employment Agreement, dated November 25, 2025, by and between Medicus Pharma Ltd. and Carolyn Bonner (incorporated by reference from Exhibit 10.16 to the Registrant's Annual Report on form 10-K, filed with the SEC on March 25, 2026)
10.7+	Employment Agreement, dated November 14, 2024, by and between Medicus Pharma Ltd. and Faisal Mehmud (incorporated by reference from Exhibit 6.7 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.8+	Amended and Restated Employment Agreement, dated December 2, 2024, by and between Medicus Pharma Ltd. and Edward Brennan (incorporated by reference from Exhibit 6.8 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.9+	Management Agreement, dated October 18, 2023, by and between Medicus Pharma Ltd. and RBx Capital, LP (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.10	Standby Equity Purchase Agreement, dated as of February 10, 2025, by and between Medicus Pharma Ltd. and YA II PN, LTD. (incorporated by reference from Exhibit 1.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on February 11, 2025)
10.11	Form of Warrant Inducement Agreement (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 14, 2025)
10.12+	Employment Agreement, dated June 13, 2025, by and between Medicus Pharma Ltd. and Andrew Smith (incorporated by reference from Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025)
10.13	Securities Purchase Agreement, by and between Medicus Pharma Ltd. and YA II PN, Ltd., dated September 17, 2025 (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 18, 2025).

Exhibit No.	Description
10.14	Global Guaranty Agreement, by and among the subsidiaries of Medicus Pharma Ltd. set forth in Schedule I thereto, dated September 17, 2025 (incorporated by reference from Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 18, 2025).
10.15	Form of Warrant Inducement Agreement (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 8, 2025)
10.16	Equity Distribution Agreement, dated as December 29, 2025, among Medicus Pharma Ltd., Maxim Group LLC and Yorkville Securities, LLC (incorporated by reference to Exhibit 1.1 of the Company's registration statement on Form S-3, filed with the SEC on December 29, 2025)
23.1α	Consent of KPMG LLP
23.2α	Consent of EisnerAmper LLP
23.3	Consent of Bennett Jones LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference from the Initial Registration Statement)
107	Filing fee table

____________________

α Filed herewith.

+ Indicates a management contract or compensatory plan.

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

# Schedules and certain other private or confidential information (as indicated therein) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

† Certain private or confidential information (as indicated therein) have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of W. Conshohocken, State of Pennsylvania, on March 25, 2026.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari Title: Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
Raza Bokhari	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	March 25, 2026
Dr. Raza Bokhari
/s/ Carolyn Bonner	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 25, 2026
Carolyn Bonner
*	Director	March 25, 2026
Dr. Larry Kaiser
*	Director	March 25, 2026
Robert J. Ciaruffoli
*	Director	March 25, 2026
William L. Ashton
*	Director	March 25, 2026
Barry Fishman

*	Director	March 25, 2026
Dr. Sara R. May

*	Director	March 25, 2026
Hon. Cathy McMorris Rodgers

*	Director	March 25, 2026
Ajay Raju

*	Director	March 25, 2026
Patrick J. Mahaffy

*By: Raza Bokhari Name: Dr. Raza Bokhari Title: Attorney-in-factII-9		March 25, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this post-effective amendment no. 1 to the registration statement solely in the capacity of the duly authorized representative of Medicus Pharma Ltd. in the United States on March 25, 2026.

MEDICUS PHARMA, INC.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari Title: Chief Executive Officer